SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Explanatory Note

The registrant files this Amendment No. 1 to the Form 8-K filed on August 18, 2010 to correct information concerning the offering of common shares previously announced.

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 16, 2010, we sold 4,035,524 shares of our common stock as part of a Securities Purchase Agreement with certain accredited investors (the “Purchasers”) pursuant to the closing of our Private Placement Offering (the “Offering”). We received aggregate gross proceeds from the Purchasers of $2,502,025 from the sale of the common stock.

The Purchasers are entitled to certain contractual benefits under the Securities Purchase Agreement, which are summarized as follows:

▪	For as long as any Purchaser holds our securities, the right to participate in any subsequent financing of our company;

▪	For as long as any Purchaser holds our securities, restrictions on our ability to issue securities that are convertible into common stock at some future or variable price; and

▪	For twelve months, restrictions on our ability to undertake a reverse or forward stock split of our common stock.

Further under the Securities Purchase Agreement, we are permitted to issue common shares that are exempt from the above restrictions in certain instances, including limited issuances to employees, officers or directors of the Company pursuant to any stock or option plan.

Pursuant to a Registration Rights Agreement that accompanies the Securities Purchase Agreement, we agreed to file an initial registration statement covering the resale of the common stock no later than 45 days from the closing of the Offering and to have such registration statement declared effective no later than 180 days from filing of the registration statement.  The Offering has closed. If we do not timely file the registration statement, cause it to be declared effective by the required date, or maintain the filing, then each Purchaser in the offering will be entitled to liquidated damages equal to 1% of the aggregate purchase price paid by such Purchaser for the securities, and an additional 1% for each month that we do not file the registration statement, cause it to be declared effective, of fail to maintain the filing.

The foregoing is not a complete summary of the terms of the offering described in this Item 1.01, and reference is made to the complete text of the Securities Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2.

Lonza Agreement

Under the Know How License and Stock Purchase Agreement (the “Lonza Agreement”) that we signed with Lonza Walkersville, Inc. (“Lonza”), upon the payment of $3 million to Lonza we will receive an exclusive license to use certain proprietary know-how and information necessary to develop and seek approval by the U.S. Food and Drug Administration (“FDA”) for the commercial sale of PermaDerm™, and Lonza will provide us with certain related assistance and support. We have previously paid Lonza a total of $700,000 toward this Agreement.  Following the Initial Closing of the above stock sale, we directed our escrow agent to disperse the remaining $2,300,000 to Lonza to fulfill our obligations under the Lonza Agreement.

PermaDerm™ is the only tissue-engineered skin prepared from autologous (patient’s own) skin cells.  It is a combination of cultured epithelium with a collagen-fibroblast implant that produces a skin substitute that contains both epidermal and dermal components.  This model has been shown in preclinical studies to generate a functional skin barrier, and in clinical studies to promote closure and healing of burns.  Critically, self-to-self skin grafts for permanent skin tissue is not rejected by the immune system of the patient, unlike with porcine or cadaver grafts in which rejection is an important possibility.

We believe we can create and implement a successful strategy to conduct additional human clinical trials and to assemble and present other relevant information and data in order to obtain the necessary approvals for PermaDerm™ and possible related products.

Lock-up Agreements and Reserve for Equity Incentive Plan

At the close of the Offering, all officers, directors and key employees of our company, as well as any 5% holders of our securities, entered into lock-up agreements with us for a term of 12 months whereby they agreed to certain restrictions on the sale or disposition of all the common shares held by them.

Our CEO, Randall McCoy further agreed to restrict the sale of 11,288,850 shares of his common stock representing 20% of the number of shares of common stock beneficially owned by him, until such time as we receive approval from the FDA for the commercial sale of PermaDerm™.

Mr. McCoy also agreed to cancel and return to our treasury 4,428,360 shares of his common stock to off-set the potential dilution caused by an equity incentive plan for directors involving the same number of shares that we intend to adopt in the near future.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

Aside from the $2,502,025 that was raised in the Offering described in Item 1.01, we converted our senior secured convertible promissory notes (the “Bridge Notes”) in the aggregate principal amount of $750,000 that were previously issued to ten accredited investors into common stock.  The Bridge Notes provided for a conversion rate of one share per $0.465 of principal and interest.  These conversion terms effectively represent a 25% discount to the purchase price per share in the Offering.  As such, we issued 1,612,903 shares of our common stock to the note holders.

We previously announced that the placement agents in the Offering agreed to exchange their Offering fee of 7% of the aggregate amount raised into an Offering Subscription at the price per share equal to the other Purchasers in the Offering.  Instead, however, the placement agents are now to receive their Offering fee in the amount of 7% the aggregate amount raised in the Offering out of the proceeds.

The common stock was offered solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement*
10.2	Form of Registration Rights Agreement*
10.3	Form of Lock-Up Agreement*
10.4	Know-How and Stock Purchase Agreement**
10.5	Agreement*
*previously filed
**Will be filed in the Company's next periodic report with the Securities and Exchange Commission under a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: August 24, 2010